Exhibit 99.2

DXC Technology Launches to Lead Digital Transformations,

Helping Global Enterprises and Public Sector Clients to Thrive on Change

New company, new brand emerge from combination of CSC and HPE Enterprise Services

•	Annual revenues of $25 billion with nearly 6,000 enterprise and public sector clients in 70 countries, covering every major global region;

•	Focus on creating greater value for clients, partners and shareholders, growth opportunities for employees;

•	With 170,000 staff, committed to investing in and growing next-gen talent;

•	Extensive partner network to drive collaboration and leverage technology independence;

•	A network of next-generation delivery and data centers to provide global scale and access to the most efficient IT services in the world;

•	Expected first-year synergies of approximately $1 billion post-close, with a run rate of $1.5 billion by the end of year one; and

•	Trading on the New York Stock Exchange (NYSE) under ticker symbol “DXC.”

TYSONS, Va., April 3, 2017 – DXC Technology (NYSE: DXC), a new organization created by the merger of CSC with the Enterprise Services business of Hewlett Packard Enterprise (HPE), publicly debuted today as the world’s leading independent, end-to-end IT services company.

The new company today began trading on the New York Stock Exchange under the trading symbol “DXC.”

“Technology is transforming business and industry at an extraordinary pace, and DXC Technology will help clients to thrive on change,” said Mike Lawrie, DXC Technology chairman, president and chief executive officer. “Our goal is to produce greater value for clients, partners and shareholders, along with compelling career opportunities for our people.

“Together with our partners, we help clients harness the power of innovation to create new business outcomes,” Lawrie continued. “Our technology independence, extensive partner network, and world-class talent are core differentiators. We begin the new chapter in our journey knowing that collectively we have met the challenges of innovation many times before, and with a clear and confident vision for navigating the future.”

DXC Technology has established a differentiated operating model to deliver a seamless client experience as technology solutions are built, sold and delivered. With $25 billion in annual revenues, DXC Technology has nearly 6,000 enterprise and public sector clients in 70 countries, an expansive global partner network and approximately 170,000 employees.

Digital Offering Families, Deep Industry Experience, Partner Network, Global Footprint

With more than 60 years of experience serving the largest public and private enterprises in the most mission critical environments, DXC Technology delivers world-class digital offerings developed jointly with its Partner Network. These include Cloud, Workload, Platforms & ITO; Workplace and Mobility; Security; Analytics; Application Services; Enterprise and Cloud Apps; Consulting; Business Process Services; and Industry Software and Solutions.

In addition to exclusive IP for a variety of sectors including insurance, healthcare & life sciences, and travel & transportation, DXC Technology also has deep experience in aerospace & defense, automotive, chemical, communications, media & entertainment, consumer products & retail, energy, manufacturing and technology.

DXC Technology has established more than 250 industry-leading global Partner Network relationships, including 14 strategic partners: Amazon Web Services, AT&T, Dell EMC, HCL, HPE, HP, IBM, Lenovo, Micro Focus, Microsoft, Oracle, PwC, SAP and ServiceNow.

The new company will operate in six global regions: Americas; United Kingdom & Ireland, which includes Israel; North & Central Europe; Southern Europe; Asia, Middle East & Africa; and Australia and New Zealand. Its U.S. Public Sector business (USPS) provides IT services to U.S. federal, state and local governments. Its CeleritiFinTech joint venture with HCL Technologies serves banking and capital markets. DXC Technology subsidiaries include Fixnetix, Fruition Partners and Xchanging.

NYSE Listing – DXC First Day of Trading

Lawrie today rang the NYSE Opening Bell, kicking off the start of DXC stock trading on the public market, as well as employee celebrations in more than 150 locations worldwide. Click here for photo and video.

The company today also began a significant advertising campaign to introduce itself in the market.

Resources

•	Corporate overview and infographic

•	DXC Technology brand video

•	March 29, 2017 Investor Day presentation

•	DXC Technology logo

•	Related press releases:

•	CSC Shareholders Vote Overwhelmingly in Favor of Merger with HPE Enterprise Services, March 27, 2017

•	DXC Technology Revealed as Name for Combined CSC and HPE Enterprise Services Business Following Merger Completion, Feb. 15, 2017

•	Board of Directors Named for New Company to be Formed by the Proposed Merger of CSC and the Enterprise Services Business of Hewlett Packard Enterprise, Feb. 3, 2017

•	CSC Announces Merger with Enterprise Services Segment of Hewlett Packard Enterprise to Create Global IT Services Leader, May 24, 2016

Quote Page

DXC Technology is grateful to these clients, partners and industry analysts who have provided comments on the debut of DXC Technology.

Clients

Hector Calva, CIO, Coca-Cola FEMSA

“DXC Technology has the combined power of two legends in the IT services industry. Coca-Cola FEMSA is thrilled to have such a competent and confident partner with the resources, global reach and scale to help apply the power of technology and confidently support our digital transformation strategy.”

Richard Corbridge, CIO, Health Service Executive, Ireland

“Welcome to DXC, we look forward to continuing our joint work to digitise healthcare in Ireland. It’s an exciting time and great to see changes that can be brought to benefit the eHealth Ireland mission.”

Linda Jojo, CIO, United Airlines

“I am really impressed with the commitment and the passion that the team has for United […] They’re some of the best experts in the industry […] This new company is going to be completely different and better than the combination of the two.”

Pradeep Khurana, EVP & CIO, SBI Card

“HPE has been our partner for over a decade, bringing together solution elements of compute, storage, network and data center management. With increased focus on services, DXC Technology is set to take it to the next level.”

Rodney Masney, VP, Technology Service Delivery, Owens-Illinois Inc.

“We have had a great relationship with HPE Enterprise Services over the years, which has delivered tremendous value to O-I. The technology-enabled services they have delivered are instrumental to our ongoing business operations and our ability to provide products and services to our customers. Their

SAP resources are second to none and it is often difficult to tell where my team ends and theirs begins. I deeply trust and respect the HPE ES team that we have had the privilege to work with every day. The merger with CSC and the resulting new company, DXC Technology, brings new dimensions and opportunities to our business partnership.”

Nan Mattai, SVP, Engineering & Information Technology, Rockwell Collins

“Congratulations to the DXC Technology team as you embark on a whole new chapter as the world’s largest pure-play IT services company. The merger and formation of a new company with a very different company name and branding demonstrates vision, creativity and innovation. We look forward to continuing our strategic partnership with DXC, leveraging the combined capabilities, expertise and scale to deliver better business outcomes and greater value for our company.”

Kerryn Meredith-Sotiris, Education Manager Information Technology, TasTAFE

“TasTAFE are really excited about the launch of DXC Technology. It will provide access to even more capabilities to strengthen our partnership and uniquely position TasTAFE to be among the really privileged education institutions globally. Nowhere else is this in place, and what a value proposition it provides both organisations. Good luck on the launch and exciting times ahead for the new pathways within the partnership.”

Krishna Kant Mishra, CIO, Everest Industries Limited

“It has been a great journey and strong partnership with CSC. We are very excited and looking forward to working with DXC Technology and taking our relationship to the next level.”

Matt Peterson, SVP & CIO, Delphi

“DXC Technology’s independence and level of expertise is exciting and we’re looking forward to the value the new company will bring.”

Mike Restuccia, SVP & CIO, Penn Medicine

“Penn Medicine welcomes and looks forward to further extending our partnership with DXC. The combined resources of the newly formed DXC should bring added service value to Penn Medicine as we look to advance our patient care and research efforts.”

Luke van Leeuwen, Associate Director - Technology & Business Services, The Fred Hollows Foundation

“Fred Hollows is a small but global organization. As a key supplier that supports our activities globally we look forward to continuing the relationship with DXC Technology into the future.”

DXC Partner Network

Justin Battles, Vice President, Business Development Strategic Ecosystem, SAP

“With a shared vision and strategy to innovate and accelerate the world’s largest enterprises and government agencies in their digital transformation journeys, SAP is proud to be one of DXC’s premier strategic partners. DXC has the ability to deliver the full suite of SAP applications and rapidly migrate customers to SAP S/4HANA, helping them run simple in today’s digital economy.”

Steve Caniano, Vice President and Alliance Leader, AT&T Global Solutions

“We’re excited to be one of DXC’s premier strategic alliances to lead clients on their digital transformation journey. Our highly secure global network and hybrid cloud solutions together with DXC’s consulting and applications expertise offer businesses a new path to innovation and accelerate their ability to move to the cloud.”

Jon Flaxman, Chief Operating Officer, HP Inc.

“We’re pleased to congratulate DXC Technology on their launch. We look forward to a collaborative and value-creating, trusted relationship with them. Together with DXC Technology, we will deliver the most robust and secure solutions that will amaze customers.”

Rick Gill, Vice President and General Manager, AT&T Global Solutions.

“Aligning our worldwide infrastructure of collaboration solutions, data analytics, applications, mobility, and software defined networking with DXC’s global consulting and applications expertise will enable DXC’s clients to manage their operations better and expedite their digital transformation journey.”

Debbie Hughes, Global Vice President, DXC Alliance, IBM

“We are delighted to be one of DXC’s premier strategic partners and look forward to offering our extensive line of cutting-edge technology to help them guide the world’s largest enterprises and government agencies through their digital transformation journey. Our next-generation technologies, combined with DXC’s deep industry knowledge, expedites digital transformation, helping enterprises quickly modernize legacy systems and maximize competitive strength that generates immediate return on investment.”

John Leonard, Dynamics Lead – Microsoft Australia

“Congratulations! This is an exciting time as the strength of two great businesses comes together as DXC Technology. We look forward to continuing our long-term relationship with you and the team as part of DXC.”

Victor Morales, VP, Enterprise Partners Microsoft

“We are delighted to work with DXC as a strategic partner with the joint mission of offering clients the integrated and innovative solutions they need to succeed in a cloud-first world. Together, DXC and Microsoft will deliver and deploy highly differentiated solutions in a wide array of industries and environments that successfully address the complex needs of our clients’ digital transformation journeys.”

David Schneider, Chief Revenue Officer, ServiceNow

“With the ServiceNow System of Action, enterprises can replace unstructured work patterns of the past with intelligent workflows of the future. Our strategic partnership with DXC leverages their industry and services expertise to help large organizations quickly build the lightspeed enterprise. Now every employee, customer and machine can make requests on a single cloud platform. This improves service levels, energizes employees and delivers game-changing economics.”

Kirk Skaugen, President Data Center Group, Lenovo

“Lenovo is excited to partner with DXC to offer leading-edge enterprise solutions spanning the data center to PC’s and devices. Customer-centric innovation, simplicity and speed will be critical differentiators that define the DXC/Lenovo strategic partnership. Lenovo prides itself on being #1 in customer satisfaction in x86 servers and our relationship with DXC will enhance and expand the breadth of these collaborations.”

C Vijayakumar, CEO, HCL Technologies Ltd.

“HCL is proud to be part of DXC’s premier strategic partner program. HCL and DXC are collaborating on modernizing Banking, Insurance and other legacy environments thereby enabling our customers to embrace the technology of the future.”

Industry Analysts

Crawford Del Prete, Chief Research Officer, IDC

“Digital transformation is changing how we think about the application of technology. Customers across all industries are creating new services at breakneck speed. This year, revenue growth from digital products and services is 2X that from traditional product portfolios. Professional services companies make these changes possible. DXC Technology is launching as an at-scale partner to help customers leverage the incredible changes ahead.”

John Madden, Global Practice Leader for IT Services at Ovum

“Bringing together two well-known and experienced IT services players into a unified organization will give customers a strong new provider option as the digital transformation trend continues in the market. DXC Technology, as a pure-play services provider, can build on HPE Enterprise Services’ and CSC’s successful histories in cloud, security, application services, mobility and BPO throughout multiple vertical industries with customers who are undergoing various stages of transformation.”

Rachael Stormonth, Executive Vice President, NelsonHall

“DXC Technology is an IT services giant with global reach and an extensive portfolio. Forget what you knew a few years back about CSC or about HPE Enterprise Services. Each has become leaner and fitter, and CSC has benefited from a series of acquisitions in recent years that have brought in new capabilities in digital and in industry-specific IP. The new company is well positioned to be a dominant player in next generation IT services and solutions.”

About DXC Technology

DXC Technology (DXC: NYSE) is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC Technology serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC Technology is recognized among the best corporate citizens globally. For more information, visit www.dxc.technology.

Contacts

•	Richard Adamonis, Corporate Media Relations, +1862.228.3481, radamonis@dxc.com

•	Neil DeSilva, Global M&A and Investor Relations, +1703.245.9700, neildesilva@dxc.com